EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the VocalTec Communications Ltd. (the "Company") Amended 2003 Master Stock Option Plan of our report dated February 10, 2005, except as to note 1(b) which is dated June 27, 2005, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                           Kost Forer Gabbay & Kasierer
                                           A member of Ernst & Young Global



Tel-Aviv, Israel
February 9, 2006